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                                     EXHIBIT 21

                             SUBSIDIARIES OF REGISTRANT



Zebra Technologies Corporation, V.I.  Ltd., a U.S.  Virgin Islands corporation

ZIH Corp., a Delaware corporation

Zebra Technologies Europe Limited, a U.K.  limited liability company

Zebra Technologies Preston Limited, a U.K.  limited liability company

Zebra International Intangibles, Inc., a Delaware corporation

Zebra Domestic Intangibles, Inc., a Delaware corporation














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